EXHIBIT 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated March 28, 2003 included in this Form 10-KSB, into Big Buck’s previously filed Registration Statement File Nos. 333-03548, 333-29149, 333-29151, 333-34731, 333-71161, 333-91775, 333-34052 and 333-59166.

/s/ Plante & Moran, PLLC
Grand Rapids, Michigan
March 28, 2003